                                 CERTIFICATION

   WHEREAS, MetLife Investors Insurance Company ("the Company") is a direct, wholly-owned subsidiary of MetLife, Inc. ("MetLife") and MetLife Investors Insurance Company of California ("MLI CA") is a wholly owned subsidiary of the Company; and

   WHEREAS, the Board of Directors on September 10, 2002, approved the merger of MLI CA with and into the Company, subject to the Company obtaining authority in California to offer fixed and variable life insurance and annuities and subject to obtaining all appropriate regulatory approvals; and

   WHEREAS, the Company has obtained a certificate of authority to offer life insurance and annuities in the State of California and, in connection with such authority, the Company has obtained authority to offer variable annuities and variable life insurance; and

   WHEREAS, in light of the change in the sole stockholder of the Company and other revisions to the terms of the merger, there has been presented to and discussed by the members of the Company's Board of Directors a revised proposed Agreement and Plan of Merger in the form attached hereto as Exhibit "A" (the "Agreement") providing for the merger of MLI CA with and into the Company, with the Company being the surviving corporation of the merger (the "Merger"); and

   WHEREAS, the Board of Directors deems it to be in the best interest of the Company and its sole shareholder, MetLife, that such Agreement be approved and that the Merger be consummated;

   NOW, THEREFORE, BE IT RESOLVED, that the terms and conditions of the proposed Agreement providing for the Merger, substantially in the form attached hereto as Exhibit "A," are hereby approved, together with such changes as executive officers of the Company shall approve, which approval shall be evidenced by their execution of the Agreement;

   RESOLVED FURTHER, that, subject to regulatory approvals and approval and adoption by MetLife as sole stockholder, the officers of the Company are authorized to execute and acknowledge said Agreement in the name and on behalf of the Company and deliver a duly executed copy thereof to MLI CA;

   RESOLVED FURTHER, that the proposed Agreement be presented to MetLife, as sole shareholder of MLI, for approval;

   RESOLVED FURTHER, that the officers of the Company are authorized and directed to take any other actions that are necessary to carry out the purpose and intent of these resolutions, including the execution, acknowledgment, and filing of any documents, certificates, applications, writings or book entries that may be required to carry out these resolutions, including, but not limited to, the filing of an application pursuant to California Insurance Code Section 1011(c) and any other applicable provisions seeking approval of the Merger by the

   California Commissioner of Insurance, and the filing of an application for approval of the Merger in accordance with Section 382.195 and other applicable provisions of the Missouri Insurance Code.

   AND

   WHEREAS, the Board of Directors has authorized the merger (the "Merger") of MetLife Investors Insurance Company of California ("MLI CA") with and into the Company, with the Company as the surviving company:

   WHEREAS, MLI CA established MetLife Investors Variable Annuity Account Five as a separate account under California law to serve as a funding vehicle for variable annuity contracts ("VA Contracts");

   WHEREAS, MLI CA established MetLife Investors Variable Life Account Five as a separate account under California law to serve as a funding vehicle for variable life policies ("VL Policies");

   WHEREAS, the above described separate accounts (collectively, the "Separate Accounts") are each registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"), as unit investment trusts;

   WHEREAS, interests in the VA Contracts and VL Policies funded by the Separate Accounts are registered with the Commission under the Securities Act of 1933, as amended; and

   WHEREAS, upon consummation of the Merger, the Separate Accounts (i) will become separate accounts of the Company, (ii) will continue to maintain their status as a unit investment trust under the 1940 Act as separate accounts under the state insurance law, and (iii) will continue to support the VA Contracts and VL Policies outstanding at the time of the Merger.

   NOW, THEREFORE, BE IT RESOLVED, that upon consummation of the Merger, each of the Separate Accounts will retain its current name;

   RESOLVED FURTHER, that the officers of the Company will be authorized to prepare post-effective amendments on Form N-4, N-6 or S-6, as appropriate, for the Separate Accounts and to execute and to file, upon consummation of the Merger and in the name of and on behalf of the Separate Accounts, such post-effective amendments with the Commission and any other appropriate authority in connection with the offering and sale of the VA Contracts and VL Policies;

   RESOLVED FURTHER, that the officers of the Company, acting on behalf of the Separate Accounts, be authorized (i) to prepare, execute and file with regulatory authorities such agreements, notices, reports, registration statements, applications, documents or requests for interpretive or no-action letters and such relief as may be required under the federal securities laws or state laws, and (ii) to take such other actions as may be necessary for the Separate Accounts to operate in compliance with applicable state laws and federal securities laws; and

   RESOLVED FURTHER, that the officers of the Company be authorized to prepare, execute and file with regulatory authorities such other filings, to execute and deliver such documents, and to take such other actions, not inconsistent with the above, as they deem necessary or desirable to effectuate the foregoing.

   I, Richard C. Pearson, hereby certify that I am the duly qualified and acting Secretary of MetLife Investors Insurance Company, a duly organized and existing Missouri corporation. The foregoing is a true copy of resolutions adopted by the Board of Directors of such corporation by written consent on April 25, 2006, and entered in the Minute Book of the corporation.

Dated:October 16, 2006

                                                  /s/ Richard C. Pearson
                                                  -----------------------------
                                                  Richard C. Pearson

================================================================================

                         AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF

                               OCTOBER 17, 2006

                                BY AND BETWEEN

                      METLIFE INVESTORS INSURANCE COMPANY

                                      AND

               METLIFE INVESTORS INSURANCE COMPANY OF CALIFORNIA

================================================================================

                         AGREEMENT AND PLAN OF MERGER

   This AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of October 17, 2006 by and between METLIFE INVESTORS INSURANCE COMPANY, a Missouri domestic insurance company ("MLI"), and METLIFE INVESTORS INSURANCE COMPANY OF CALIFORNIA, a California domestic stock insurer ("MLI CA") (MLI CA and MLI are sometimes each referred to individually as a "Constituent Corporation" and together as the "Constituent Corporations"), with reference to the following recitals:

                                R E C I T A L S

   A. MLI owns all the issued and outstanding shares of MLI CA Common Stock (as hereinafter defined), such that MLI CA is a direct, wholly-owned subsidiary of MLI.

   B. MetLife, Inc. ("MetLife") directly owns all of the issued and outstanding shares of MLI Common Stock (as hereinafter defined), such that MLI is a direct, wholly-owned subsidiary of MetLife.

   C. The respective Boards of Directors of the Constituent Corporations have each determined that it is in the best interests of their respective organizations that MLI CA be merged with and into MLI with MLI being the surviving entity of that merger pursuant to the terms and subject to the conditions set forth in this Agreement.

   NOW, THEREFORE, in consideration of the terms, conditions and provisions of this Agreement, the mutual promises of the parties to be bound hereby and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  THE MERGER

   SECTION 1.1 THE MERGER.

   (a) Subject to the terms and conditions of this Agreement, and in accordance with applicable Missouri and California law, at the Effective Time (as hereinafter defined), MLI and MLI CA shall consummate a merger (the "Merger")
                                                                     ______
pursuant to which (i) MLI CA shall be merged with and into MLI and the separate corporate existence of MLI CA shall thereupon cease; and (ii) MLI shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Missouri.

   (b) On and after the Effective Time, the separate corporate existence of MLI CA shall thereupon cease, and MLI shall be the surviving corporation and shall continue its corporate existence under the laws of the State of Missouri with all its purposes, property (real, personal and mixed), objects, rights, privileges, powers, franchises, licenses, registrations and interests of every kind continuing unaffected and unimpaired by the Merger.

   (c) All of the property (real, personal and mixed), objects, rights, privileges, powers, franchises, licenses, registrations and other assets of every kind and description of MLI CA (the "Interests") shall be transferred to
                                           _________
and be vested in MLI by virtue of the Merger without any deed or other transfer. MLI, without any order or other action on the part of any court or otherwise, shall hold and enjoy all the Interests in the same manner and to the same extent as all the Interests were held or enjoyed by MLI CA immediately prior to the Effective Time. MLI CA hereby agrees, from time to time, as and when requested by MLI, or its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken any and all such further or other actions as MLI may deem necessary or desirable in order to vest in and confirm to MLI title to and possession of any of the Interests and otherwise to carry out the intent and purposes hereof.

   (d) Notwithstanding anything in this Agreement to the contrary, any action, suit or proceeding, whether civil, criminal or administrative, pending by or against either of the Constituent Corporations as of the Effective Time may be prosecuted as if the Merger had not taken place. All rights of creditors, including policyholders, and all liens on property of both Constituent Corporations shall be preserved and remain unimpaired, with all of their respective liabilities for all contracts, policies, deeds of trust, indentures, debts and obligations of any kind and duties attaching to MLI and being enforceable against it to the same extent as if those liabilities, debts and duties had been incurred and contracted by MLI, or MLI may be substituted as a named party in the place and stead of MLI CA.

   (e) Any reference to MLI CA or MLI in any writing, including but not limited to any power or powers of attorney or agency agreement or agreements authorizing the execution of any surety bonds or contracts or policies of insurance, or authorizing the acceptance of service of process or any other act on behalf of the Constituent Corporations and any and all other contracts, policies, agreements, instruments and documents to which either Constituent Corporation is a party, whether executed or taking effect before or after the Merger, shall be deemed a reference to MLI if not inconsistent with the other provisions of such writing, and all such writings are hereby ratified, confirmed and approved by MLI, and MLI shall be deemed to be substituted in the place and stead of either Constituent Corporation as a party thereto.

   SECTION 1.2 DIRECTORS AND OFFICERS. The directors and officers of MLI in office immediately prior to the Effective Time shall serve as the directors and officers of MLI from and after the Effective Time in accordance with the Bylaws of MLI.

   SECTION 1.3 EFFECTIVE TIME. As soon as practicable after execution of this Agreement, MLI CA and MLI will cause application to obtain approvals of the Merger to be executed and filed with: (a) the Missouri Department of Insurance ("MDI") in accordance with Missouri Revised Statutes Section 382.195 and other applicable provisions and (b) the California Department of Insurance ("CDI") in accordance with California Insurance Code Section 1011(c) and other applicable provisions. The Merger shall be effective upon the later to occur of the following: (i) upon the filing of a duly executed, certified and acknowledged copy of the Agreement, or duly executed Articles of Merger, in the office of the Missouri Secretary of State in accordance with applicable provisions of Missouri law and (ii) 4:05 PM Eastern Time on November 9, 2006 (the
"Effective Time"). In addition filings for the merger shall be made with the
 ______________
California Secretary of State in accordance with California law.

                                   ARTICLE 2
                           CONVERSION OF SECURITIES

   SECTION 2.1 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of the MLI Common Stock (as hereinafter defined) or holders of any shares of the MLI CA Common Stock (as hereinafter defined):

      (A) MLI CA COMMON STOCK. Each issued and outstanding share of the issued and outstanding MLI CA Common Stock shall be cancelled without consideration.

      (B) MLI COMMON STOCK. Each issued and outstanding share of the issued and outstanding MLI Common Stock shall remain outstanding, unaffected by the Merger.

                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF MLI

   MLI represents and warrants to MLI CA that:

   SECTION 3.1 CORPORATE EXISTENCE, POWER AND CAPITALIZATION. MLI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri. There are two million, eight hundred ninety-nine thousand, four hundred forty-six (2,899,446) shares of the authorized MLI Common Stock issued and outstanding, all of which shares are owned, beneficially and of record, by MetLife.

   SECTION 3.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by MLI of this Agreement and the consummation by MLI of the Merger are within MLI's corporate powers and this Agreement will have been duly authorized by all necessary corporate action. This Agreement constitutes a valid, legal and binding agreement of MLI, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF MLI CA

   MLI CA represents and warrants to MLI that:

   SECTION 4.1 CORPORATE EXISTENCE, POWER AND CAPITALIZATION. MLI CA is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. There are twelve thousand (12,000) shares of the authorized MLI CA Common Stock currently issued and outstanding, all of which shares are owned, beneficially and of record, by MLI.

   SECTION 4.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by MLI CA of this Agreement and the consummation by MLI CA of the Merger are within MLI CA's corporate powers and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid, legal and binding agreement of MLI CA, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws.

                                   ARTICLE 5
                                   COVENANTS

   SECTION 5.1 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of MLI will be authorized to execute and deliver, in the name and on behalf of MLI CA, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of MLI CA, any other actions and things they may deem desirable to vest, perfect or confirm of record or otherwise in MLI any and all right, title and interest in, to and under any of the rights, properties or assets of MLI CA, including but not limited to the Interests, acquired or to be acquired by MLI as a result of, or in connection with, the Merger.

   SECTION 5.2 SHAREHOLDER APPROVAL. MLI, as the sole shareholder of MLI CA, hereby acknowledges its approval of this Agreement and the Merger, and MLI shall seek the approval and adoption of the Agreement and the Merger from its sole stockholder, MetLife.

                                   ARTICLE 6
                           CONDITIONS TO THE MERGER

   SECTION 6.1 CONDITIONS TO THE OBLIGATIONS OF THE CONSTITUENT CORPORATIONS. The obligations of the Constituent Corporations to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, by each of the parties intended to benefit therefrom, to the extent permitted by applicable law:

      (a) no Governmental Authority (as hereinafter defined) shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; and

      (b) all actions by or in respect of or filings with any Governmental Authority, including the Missouri Department of Insurance and/or California Department of Insurance, required to permit the consummation of the Merger shall have been obtained.

                                   ARTICLE 7
                                  TERMINATION

   SECTION 7.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

      (a) by mutual written consent of all of the parties hereto; or

      (b) by either MLI CA or MLI if there shall be any Law or Order that makes consummation of the Merger illegal or otherwise prohibited.

   SECTION 7.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and of no effect with no liability on the part of any party hereto.

                                   ARTICLE 8
                                 MISCELLANEOUS

   SECTION 8.1 DEFINITIONS. As used herein, the following terms have the following respective meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "GOVERNMENTAL AUTHORITY" means any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority, board or body, and any court, arbitrator, mediator or tribunal.

      "LAW" means any code, law, ordinance, regulation, rule or statute of any Governmental Authority.

      "MLI COMMON STOCK" means the common stock, two dollars ($2.00) par value per share, of MLI.

      "MLI CA COMMON STOCK" means the common stock, two hundred thirty-three dollars and thirty-four cents ($233.34) par value per share, of MLI CA.

      "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or other Governmental Authority.

       The following terms are defined in the following Sections of this
Agreement:

       TERM                                           SECTION
       ----                                           -------
       "Agreement"                                    Preamble
       "CDI"                                          1.3
       "Constituent Corporation"                      Preamble
       "MetLife"                                      Preamble
       "Effective Time"                               1.3
       "MDI"                                          1.3
       "MLI CA "                                      Preamble
       "Interests"                                    1.1(c)
       "Merger"                                       1.1(a)
       "MLI"                                          Preamble

   SECTION 8.2 NOTICES. Unless otherwise specifically provided herein, any notice, demand, request or other communication herein requested or permitted to be given shall be in writing and may be personally served, sent by overnight courier service, or sent by telecopy with a confirming copy sent by United States first-class mail, each with any postage or delivery charge prepaid. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as follows:

If to MLI CA:               MetLife Investors Insurance Company of California
                            5 Park Plaza, Suite 1900
                            Irvine, California 92614
                            Attn: President
                            Telephone: (949) 223-1600
                            Telecopy: (949 223-5834

If to MLI:
                            MetLife Investors Insurance Company
                            5 Park Plaza, Suite 1900
                            Irvine, California 92614
                            Attn: President
                            Telephone: (949) 223-1600
                            Telecopy: (949 223-5834

   Any notice provided hereunder shall be deemed to have been given on the date delivered in person, or on the next business day after deposit with an overnight courier service, or on the date received by telecopy transmissions.

   SECTION 8.3 AMENDMENTS; NO WAIVERS.

      (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

      (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

   SECTION 8.4 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

   SECTION 8.5 GOVERNING LAW. This Agreement shall be governed by and construed under the Laws of the State of Missouri without regard for its conflicts of laws principles.

   SECTION 8.6 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

   SECTION 8.7 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

   SECTION 8.8 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

                           (SIGNATURES ON NEXT PAGE)

   IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the day and year first above written.

METLIFE INVESTORS INSURANCE COMPANY

By: /s/ Richard C. Pearson
    -----------------------------------
    Richard C. Pearson, Executive Vice President

By: /s/ Deron J. Richens
    -----------------------------------
    Deron J. Richens, Vice President

METLIFE INVESTORS INSURANCE COMPANY
OF CALIFORNIA

By: /s/ Richard C. Pearson
    -----------------------------------
    Richard C. Pearson, Executive Vice President

By: /s/ Deron J. Richens
    -----------------------------------
    Deron J. Richens, Vice President